Exhibit 10(a)



   Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in Post-Effective Amendment No. 8 to the Registration Statement (Form N-4 No. 333-141756) pertaining to Lincoln Life & Annuity Variable Annuity Account H, which is incorporated by reference into Post-Effective Amendment No. 9. We also consent to the use of our reports dated
(a) March 25, 2009, with respect to the financial statements of Lincoln Life & Annuity Company of New York and (b) March 20, 2009, with respect to the financial statements of Lincoln Life & Annuity Variable Annuity Account H, in Post-Effective Amendment No. 7, which is incorporated by reference into Post-Effective Amendment No. 9.

                                /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
September 28, 2009